Exhibit 2.3

Innovation, Science and Economic Development Canada
Corporations Canada

Innovation, Sciences et Développement économique Canada
Corporations Canada

Certificate of Amendment

Canada Business Corporations Act

Certificat de modification

Loi canadienne sur les sociétés par actions

CAARY CAPITAL LTD.

Corporate name / Dénomination sociale

1166651-7

Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 of the *Canada Business Corporations Act* as set out in the attached articles of amendment.

JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l'article 178 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes.

Raymond Edwards

Director / Directeur

2021-01-13

Date of amendment (YYYY-MM-DD)
Date de modification (AAAA-MM-JJ)

Canada

Innovation, Science and Economic Development Canada
Corporations Canada

Innovation, Sciences et Développement économique Canada
Corporations Canada

Form 4 / Formulaire 4
Articles of Amendment / Clauses modificatrices
Canada Business Corporations Act (CBCA) (s. 27 or 177)
Loi canadienne sur les sociétés par actions (LCSA) (art. 27 ou 177)

1 Corporate name
Dénomination sociale
CAARY CAPITAL LTD.

2 Corporation number
Numéro de la société
1166651-7

3 The articles are amended as follows
Les statuts sont modifiés de la façon suivante

See attached schedule / Voir l'annexe ci-jointe

4 Declaration: I certify that I am a director or an officer of the corporation.
Déclaration : J'atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par
Stavros Apostolopoulos

Stavros Apostolopoulos
416-751-4242

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250 (1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ et d'un emprisonnement maximal de six mois, ou l'une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the *Privacy Act* allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la *Loi sur les renseignements personnels* permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

Canada

IC 3069 (2008/04)

Amendment Schedules / Annexes – Modification

THAT the Articles of Incorporation are amended as follows:

(A) Article 4 and its Schedule - Restrictions on Share Transfers are deleted in their entirety and replaced with “None”.

(B) The Schedule to Article 7 - Other Provisions is amended by deleting the first paragraph of the Schedule in its entirety.